EXHIBIT 10.72



                      RESTATEMENT OF ASSIGNMENT AND LICENSE


         Preamble.

         This is a restatement of the Assignment and License made the 31st day of March, 1987, and the Amendment thereof made as of July 30, 1987, by and between CL Acquisition Corporation, a Delaware corporation, The Charles Schwab Corporation, a Delaware corporation, Charles Schwab & Co., Inc., a California corporation, and Charles R. Schwab, an individual. For purposes of this restatement, the parties are referred to herein by their present names: The Charles Schwab Corporation, formerly CL Acquisition ("CS Corp."); Schwab Holdings, Inc., formerly The Charles Schwab Corporation ("Holdings, Inc."); Charles Schwab & Co., Inc. ("Schwab, Inc."); and Charles R. Schwab ("Schwab").

         The parties hereby agree as follows:

         1.  Definitions.  In this Agreement:

                  a. "Name" means "Schwab" and each name and mark based thereon or derived therefrom including, without limitation, Schwab, C. Schwab, C.R. Schwab, Charles Schwab, Charles R. Schwab, Chuck Schwab, Schwab One, Schwab Tech, CRS, and the corporate names The Charles Schwab Corporation and Charles Schwab & Co., Inc.

                  b. "Likeness" means any photograph, portrait, drawing or other image or likeness of Schwab, however reproduced, and whether still, single, multiple or moving.

                  c. "Financial Services Business" means the business in which Schwab, Inc. is currently engaged and any additional and related business in which CS Corp., Holdings, Inc. and/or Schwab, Inc. are permitted to engage from time to time during the term of this Agreement under applicable statutes or by the rules, regulations or orders of those regulatory agencies to which such entities are from time to time subject.

                  d. "Permitted Assignees and Licensees" means persons and entitles who have been assigned or licensed the right to use the Name and/or Likeness as permitted in Section 9 hereof.

                  e.  "Employment   Agreement"  means  that  certain  Employment
Agreement of even date with the Assignment and License under the terms of which Schwab agrees to perform certain services on behalf of CS Corp.

                  f.   "Involuntary   Termination,"   "Cause"   and   "Voluntary
Termination" will have the same meaning as "involuntary termination," "cause," and "voluntary termination," respectively, in the Employment Agreement.

                  g. "Loan Agreement" means that certain "Loan Agreement dated as of March 31, 1987 between CS Corp. as Borrower, The Banks herein named as the Banks, and Security Pacific National Bank, as the Agent."

                  h. "Obligations," "Bank," "Agents," "Loan Documents" will all have the same meaning as in the Loan Agreement.

                  i. "Restricted Period" means that period beginning with the date of the Assignment and License and ending on the earlier of (i) eight years from the date of the Assignment and License and (ii) the first date when all Obligations are fully paid.

         2. Assignment and License Back. Schwab hereby assigns to CS Corp. all service mark, trademark and trade name rights in and to the Name and Likeness as defined below as well as all good will associated therewith. CS Corp. hereby grants back to Schwab the perpetual, unrestricted, ongoing, exclusive, irrevocable license to use the Name and Likeness throughout the world for activities other than the Financial Services Business.

         3. Reversion. In the event CS Corp. and all Permitted Assignees and Licensees shall all cease using the Name while Schwab still lives, all rights granted to CS Corp. with respect thereto shall revert to Schwab without further act or deed. In the event CS Corp. and all Permitted Assignees and Licensees shall all cease using the Likeness while Schwab still lives, all rights granted to CS Corp. with respect thereto shall revert to Schwab without further act or deed.

         4. Representations by Schwab. Schwab represents that, except as provided in this Agreement, no person or organization is authorized, permitted or licensed by Schwab to use the Name and/or the Likeness in conjunction with any Financial Services Business, and Schwab agrees that he will not directly, nor indirectly through any other person or organization, use the Name and/or Likeness in conjunction with any such business or authorize, permit, or license any other party to use the Name or the Likeness in conjunction with any such business, other than as permitted by Section 5 hereof.

         5.  Employment; Payment; Expansion of License.

                  5.1  As used in this Section 5:

                  a. "Purchase Payment" means three-tenths of one percent (0.3%) of the Purchase Payment Base.

                  b. "Purchase Payment Base" means the sum of the Net Revenues of all of the Included Users.

                  c. "Net Revenues" of an Included User means the Gross Revenues of that Included User minus the Operating Interest Expense of that Included User, in each case during the Payment Period.

                  d. "Gross Revenues" of an Included User means the gross revenues of that Included User during the Payment Period, determined in accordance with generally accepted accounting principles, and, to the extent permitted by such principles in consolidated financial statements of that Included User, shall include the gross revenues of all subsidiaries and affiliates of that Included User during the Payment Period, but excluding nonetheless from the gross revenues of that Included User and its subsidiaries and affiliates all gross revenues (i) that would otherwise be included more than once in the Purchase Payment Base, (ii) received from other Included Users, or
(iii) received from subsidiaries and affiliates of other Included Users.

                  e. "Operating Interest Expense" of an Included User means the operating interest expense of that Included User during the Payment Period, determined in accordance with generally accepted accounting principles and, to the extent permitted by such principles in consolidated financial statements of that Included User, shall include the operating interest expense of all subsidiaries and affiliates of the Included User during the Payment Period, but excluding nonetheless from the operating interest expense of that Included User and its subsidiaries and affiliates all operating interest expense that would otherwise be deducted more than once in calculating the Purchase Payment Base.

                  f. "Included Users" means CS Corp. and all Permitted Assignees and Licensees except Banks and Agent.

                  g. The "Payment Period" begins on the first day of the month following the termination of Schwab's employment by CS Corp., whether during or after the Restricted Period and regardless of the reason for such termination, unless (x) immediately prior to such termination Schwab and CS Corp. are parties to an employment agreement whose term extends beyond the date of termination,
(y) that employment agreement requires CS Corp. to make a payment or payments in lieu of salary or other payments that would have been payable under the employment agreement had Schwab continued to be employed beyond the date of termination, and (z) CS Corp. makes such payment or payments or pays a mutually acceptable settlement in lieu thereof. If (x), (y) and (z) are all true, then the "Payment Period" shall begin on the first day of the month following the end of the full term of the employment agreement, provided that if a written agreement between CS Corp. and Schwab expressly provides that the payment(s) made or settlement paid as contemplated by (z) is (are) in lieu of salary or other payments otherwise payable under the employment agreement for a term shorter than the entire term of the employment agreement, then the "Payment Period" shall begin on the first day of the month following the end of such shorter term. The "Payment Period" shall end on the earliest of (i) such time as CS Corp. and all Permitted Assignees and Licensees shall no longer use the Name and/or Likeness, (ii) the day before the fifteenth (15th) anniversary of the beginning of the Payment Period, or (iii) a Disqualifying Event.

                  h. A "Disqualifying Event" would occur if at any time during the Restricted Period, whether or not Schwab is still employed by CS Corp. and whether or not any license granted by Section 5.4 has come into effect, Schwab should serve as a director of, render services to, invest in or otherwise engage in any business competitive with any existing or contemplated business of CS Corp., Holdings, Inc. or Schwab, Inc., and fail to terminate such activity or investment within sixty (60) days after demand by CS Corp. Despite the foregoing, a purely passive investment will not constitute a basis for a Disqualifying Event if it is in (i) publicly traded securities, provided that Schwab does not own beneficially or of record more than five percent (5%) of any class of security or (ii) a professionally managed venture capital fund, provided that Schwab does not provide more than five percent (5%) of the capital invested in any such fund. The determination of the Board of Directors of CS Corp. that an action or activity is or is not competitive shall be controlling on Schwab unless Schwab objects to such determination within thirty (30) days after the demand, in which case the determination shall be made by arbitration in accordance with California Code of Civil Procedure, Sections 1280 et seq., and that determination shall be binding upon the parties. Each party shall be entitled to discovery. The sixty-day opportunity to cure will not be extended by any actual or requested arbitration, so that if Schwab does not terminate the specified activity or investment within the sixty-day period and the arbitration subsequently determines that it was in fact competitive, Schwab will have no further opportunity to cure. Both CS Corp. and Schwab will use their best efforts to complete the arbitration before the end of the sixty-day period.

                  5.2 Subject to the provisions of Sections 5.6 and 5.7 below, and in consideration for the assignments made herein, CS Corp. agrees to pay the Purchase Payment to Schwab, his executor, successor or assigns. The amount payable shall be computed and paid on a calendar quarterly basis, commencing with the end of the first complete calendar quarter in the Payment Period. CS Corp. agrees to keep (and to require each Included User to keep) accurate books of account and records relating to its Net Revenues, and Schwab and his duly authorized representatives shall have the right at all reasonable hours of the day to an examination and audit of such books of account and records and of all documents and materials in the possession or under the control of Included Users with respect to Gross Revenues and Operating Interest Expense. Each book of account and record shall be kept available for at least two (2) years after all payments are made with respect to the revenues and expenses reflected therein.

                  5.3. Despite anything in Section 5.2, payments to Schwab shall be limited as follows:

                  a. As used in this Section 5.3:

                     (i) The first day of the first calendar quarter during the Payment Period is the "Base Date."

                     (ii) Each twelve month period which (x) begins on the Base Date or an anniversary of the Base Date and (y) falls entirely within the Payment Period will be a "Payment Year."

                     (iii) If the Payment Period begins on any date other than the first day of a calendar quarter, then the period beginning on the first day of the Payment Period and ending the day before Base Date will be the "Initial Payment Period."

                     (iv) If the Payment Period ends after the Base Date and on any date other than the day before an anniversary of the Base Date, then the period beginning on the last anniversary of the Base Date during the Payment Period and ending at the end of the Payment Period will be the "Final Payment Period."

                     (v) "Consumer Price Index" means the Consumer Price Index for All Urban Consumers for the San Francisco-Oakland-San Jose Metropolitan Area published by the Bureau of Labor Statistics, as it was constituted for the month of May 1987. If the Bureau of Labor Statistics should cease publication of the Consumer Price Index for all Urban Consumers for the San Francisco-Oakland-San Jose Metropolitan Area or changes the basis on which it is constituted, then the parties shall use the index then being published by the Bureau of Labor Statistics or its successor agency which most closely approximates the original "Consumer Price Index."

                  b. Despite anything to the contrary in this Agreement, the amount payable to Schwab pursuant to Section 5.2 of this Agreement with respect to any Initial Payment Period shall not exceed two million dollars ($2,000,000) multiplied by two fractions. The first fraction is the number of days in the Initial Payment Period divided by three hundred sixty-five (365). The second fraction is the Consumer Price Index for the calendar month preceding the Base Date divided by the Consumer Price Index for the same calendar month in 1987.

                  c. Despite anything to the contrary in this Agreement, the amount payable to Schwab pursuant to Section 5.2 of the Agreement with respect to any Payment Year shall not exceed two million dollars ($2,000,000) multiplied by a fraction, the numerator of which is the Consumer Price Index for the calendar month immediately preceding the first month in the Payment Year and the denominator of which is the Consumer Price Index for the same calendar month in 1987.

                  d. Despite anything to the contrary in the Agreement, the amount payable to Schwab pursuant to Section 5.2 of the Agreement with respect to any Final Payment Period shall not exceed two million dollars ($2,000,000) multiplied by two fractions. The first fraction is the number of days in the Final Payment Period divided by three hundred sixty-five (365). The second fraction is the Consumer Price Index for the calendar month preceding the beginning of the Final Payment Period divided by the Consumer Price Index for the same calendar month in 1987.

                  e. If b, c or d above requires the use of the Consumer Price Index for a month for which it is not published, then the Consumer Price Index for the next preceding month which is published shall be used.

                  5.4  Subject to the provisions of Section 5.6 below:

                  a. Effective immediately upon the termination of Schwab's employment by CS Corp., Schwab shall have, without further action on his part, a perpetual, unrestricted, ongoing, non-exclusive, irrevocable license to use the Likeness throughout the world in the following part of the Financial Services
Business: the sale, distribution, broadcast and promotion of books, videotapes, lectures, radio programs and television programs.

                  b. At any time after termination of Schwab's employment by CS Corp., Schwab may notify CS Corp. that Schwab proposes to engage in all or part of that portion of the Financial Services Business commonly known as financial planning. The notice shall describe in summary form the financial planning products and services that Schwab expects will be offered by the business in which he proposes to engage. CS Corp. promptly shall grant to Schwab an immediately effective, perpetual, unrestricted, ongoing, non-exclusive, irrevocable license to use the Likeness to engage in the financial planning business described except that CS Corp. need not grant such a license to the extent that the business described would be in direct competition with any Financial Services Business in which CS Corp. or any Permitted Assignee or Licensee is then engaged or which CS Corp. or any Permitted Assignee or Licensee plans as of the date of receipt of Schwab's notice to commence within three (3) months after receipt of Schwab's notice.

                  c. Commencing on the date that is two (2) years from the beginning of the Payment Period, Schwab shall have a perpetual, unrestricted, ongoing, non-exclusive, irrevocable license to use the Likeness throughout the world in the Financial Services Business. This license will supersede any license previously granted pursuant to Section 5.4.b of this Agreement.

                  d. The licenses pursuant to this Section 5.4 may not be assigned or sublicensed except that Schwab may grant sublicenses to use the Likeness in connection with the sale, distribution, broadcast and promotion, of goods, services and programs that Schwab personally plays a substantial role in creating.

                  5.5 It is the understanding and intent of the parties that when and if any license granted in Section 5.4 of this Agreement comes into effect, Schwab then may engage in the business covered by the license and use his personal name, personal initials and personal nicknames in connection therewith without any restriction imposed by this Agreement except (i) the restrictions set forth in Sections 6.1, 6.2 and 7 of this Agreement and (ii) the possibility that the Payment Period might prematurely terminate because engaging in such a business might constitute a Disqualifying Event. Further, the restriction described in (ii) would terminate at the end of the Restricted Period.

                  5.6 Despite anything in Sections 5.2 and 5.4, if the termination of Schwab's employment by CS Corp. is an Involuntary Termination for Cause during the Restricted Period, or alternatively if such termination is a Voluntary Termination during the Restricted Period, then Sections 5.2 and 5.4 shall be of no further force or effect.

                  5.7 Despite anything in Section 5.2, if Banks or Agent should acquire legal and beneficial ownership of the Name by virtue of foreclosing a security interest granted to them in the Loan Documents, then thereafter Section
5.2 shall be of no further force or effect. Further, if a third party other than Banks or Agent should acquire legal and beneficial ownership of the Name by virtue of the foreclosure of the security interest granted to Banks and Agent in the Loan Documents and such foreclosure does not result in an immediate and complete satisfaction of the Obligations, then the Payment Period shall exclude all time elapsed between the date when that third party so acquires title and the first date when the Obligations are satisfied in full.

         6.  Schwab's Use of the Name.

                  6.1 Schwab may use all or part of his personal name, personal initials or personal nicknames in any manner not prohibited by this Agreement. Despite anything to the contrary in this Agreement, however, but subject nevertheless to the provisions of Section 3 of this Agreement, in exercising that right and the rights granted to Schwab in Sections 2 and 5.4 of this Agreement, Schwab may not (i) use or authorize another to use the Name (including without limitation his personal name, personal initials or personal nicknames) as a service mark, trademark or trade name in the Financial Services Business or (ii) use or authorize another to use the Name or Likeness or both in a manner that causes confusion as to whether CS Corp. or any of the Permitted Assignees and Licensees has created, manufactured, endorsed, sold or otherwise been involved with any product or service.

                  6.2 Further, Schwab may not refer or authorize another to refer to CS Corp. or any of the Permitted Assignees and Licensees by name in any advertisement, press release, interview or other written, spoken or visual material which is intended to promote any product or service, without first obtaining the written consent of CS Corp. Cs Corp. shall not withhold any consent required by the previous sentence unless CS Corp. reasonably believes that the proposed reference would be a breach of Section 6.1 of this Agreement or another term of the Agreement. Should Schwab request any such consent, Schwab shall provide CS Corp. with all information that CS Corp. reasonably requests regarding the proposed reference in order to determine whether or not such reference would be a breach of Section 6.1 of this Agreement or another term of the Agreement.

         7. Quality of Goods and Services. CS Corp. acknowledges that Schwab has, and Schwab acknowledges that CS Corp. intends to develop, the highest quality reputation for the delivery of goods and services in the Financial Services Business, and each agrees that the goods and services offered by it or him using the Name or Likeness shall be of such quality as to be appropriate and suited to the protection and enhancement of the Name and Likeness and the good will appurtenant thereto, that such goods and services will be manufactured, sold, distributed and performed in accordance with all Federal, state and local laws that are applicable and material, and that the sale, distribution, provision of services, and/or exploration by it or him shall be of the highest standard and that the same shall in no manner reflect adversely upon the good name of the other or the Name and/or Likeness. Further, CS Corp. agrees not to use any Likeness in advertising or as a mark while Schwab is alive without first obtaining Schwab's approval of his appearance in the Likeness, but such approval shall not be unreasonably withheld.

         8. Remedies. CS Corp. and Schwab each acknowledge that the manufacture, sale or distribution of goods or the provision of services in breach of Section 7 of this Agreement would result in immediate and irreparable damage to the other. Each acknowledges and admits that there is no adequate remedy at law for such manufacture, sale, distribution or provision and agrees that the other shall be entitled to equitable relief by way of temporary and permanent injunctions, without bond, and such other further relief as any court having jurisdiction shall deem just and proper. However, such relief may not include an injunction or other prohibition against use of the Name and Likeness that is permitted by this agreement, a rescission of this Agreement or reversion of the rights granted to either party herein.


         9.  Assignment.

                  9.1 Subject to compliance with Section 9.2 below, CS Corp. may assign or license any or all rights granted to it herein: (i) as security under the Loan Documents; (ii) to Holdings, Inc., to Schwab, Inc. and to subsidiaries and affiliates of CS Corp., Holdings, Inc. and Schwab, Inc.; (iii) if Schwab gives his prior written consent or votes in favor of the assignment in his capacity as a director of CS Corp, Holdings, Inc. or Schwab, Inc., and (iv) after the death of Schwab. In exercise of their rights under the Loan Documents, the Banks and Agent may assign or license any and all rights assigned to them pursuant to the preceding sentence.

                  9.2 All assignments to Banks or Agent must be made expressly subject to all the terms and conditions of this Agreement. In any other assignment or license pursuant to the other provisions of Section 9.1, all assignees and licensees must join in all covenants of CS Corp. hereunder and assume joint and several liability for all obligations of CS Corp. hereunder, with such joinder and assumption being made for the express and direct benefit of Schwab. No assignment or license by CS Corp. shall relieve it of any of its obligations hereunder.

                  9.3 Except for assignments and licenses that both (i) are permitted by Section 9.1 and (ii) conform to the requirements of Section 9.2, neither CS Corp. nor Permitted Assignees and Licensees may assign or license any rights granted to CS Corp. herein, and any purported assignment or license of such rights that is not permitted shall be null and void.

                  9.4 For purposes hereof "assignment" and "license" shall be construed in their broadest sense and shall include any purported direct or indirect transfer or other disposition, voluntary or involuntary, of any of such rights, including without limitation, any distribution upon dissolution, any merger or other reorganization to which CS Corp. or a Permitted Assignee or Licensee is a party unless the shareholders of such entity immediately before the merger or other reorganization retain the ability to elect a majority of the board of directors immediately after such merger or reorganization, any pledge or hypothecation of any of such rights, or the imposition of any lien upon such rights which is not fully and finally removed within 30 days following the date of such imposition, but does not include the sale of securities for cash or property.

         10. Notices. Any notice, demand or other communication to be given hereunder by any party to another shall be in writing and delivered personally or sent by certified mail, postage prepaid, as follows:

             CS CORP:  The Charles Schwab Corporation
                       101 Montgomery Street
                       San Francisco, CA  94104
                       Attention:  Lawrence J. Stupski, President

             SCHWAB:   Charles R. Schwab
                       c/o Charles Schwab & Co., Inc.
                       101 Montgomery Street
                       San Francisco, CA  94104

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

         11. Joint and Several Liability. Holdings, Inc. and Schwab, Inc. join in all covenants of CS Corp. hereunder; and CS Corp., Holdings, Inc. and Schwab, Inc. each agree to be jointly and severally liable for all obligations of each of the others hereunder. Holdings, Inc. and Schwab, Inc. each acknowledge that its inclusion in the class of Permitted Assignees and Licensees is full and fair consideration for the liability that it is undertaking hereunder.

         12. Miscellaneous. This Agreement shall be construed in accordance with the laws of California applicable to agreements made and to be performed entirely in that state. Section headings used herein are inserted for convenience only and are not part of this Agreement. None of the terms of this Agreement may be waived or modified except by an express agreement in writing signed by both parties. Nothing contained herein shall be construed to place the parties in the relationship of partners or joint venturers, and CS Corp. shall have no power to obligate or bind Schwab in any manner whatsoever. In any controversy hereunder the prevailing party shall be entitled to recover its reasonable attorneys' fee and expenses from the opposing party or parties. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall inure to the benefit of and shall be binding upon the parties, their respective heirs, executors, administrators, successors and permitted assigns.

         13. Survival of Previous Actions; Effective Date.

                  13.1 This Agreement supersedes the original Assignment and License and the Amendment thereof; but all assignments, licenses, notices, waivers and consents previously effected by or given pursuant to either the original Assignment and License or the Amendment thereof or both shall survive and remain in full force and effect.

                  13.2 The Preamble to this Agreement and this Section 13 will become effective on the date of execution hereof as set forth in the paragraph next following. Sections 5.3, 5.5, 6.1 and 6.2 of this Agreement originated in the Amendment of the original Assignment and License and hence became effective as of July 30, 1987. Sections 5.1(a), and 5.1 (g) and 5.4 of this Agreement were revised in the Amendment of the original Assignment and License and hence became effective in their present form as of July 30, 1987, but the previous versions of those sections were effective from March 31, 1987 until July 30, 1987. All other portions of this Agreement became effective on March 31, 1987.


         IN WITNESS WHEREOF, the parties hereto have affixed their signatures on the _________ day of _________, 1988.



                                                  The Charles Schwab Corporation


/S/ Charles R. Schwab                             by  /S/ Lawrence J. Stupski
---------------------------                           --------------------------
Charles R. Schwab                                     Lawrence J. Stupski,
                                                      President



Charles Schwab & Co., Inc.                        Schwab Holdings, Inc.


by  /S/ Lawrence J. Stupski                       by  /S/ Charles R. Schwab
    -----------------------                           --------------------------
    Lawrence J. Stupski,                              Charles R. Schwab,
    President and Chief                               Chairman and Chief
    Operating Officer                                 Executive Officer

 STATE OF CALIFORNIA                )
                                    )        ss.
 CITY AND COUNTY OF SAN FRANCISCO   )


     On this 25th day of January, 1988, before me, Sheila S. Providenza, the undersigned Notary Public, personally appeared Charles R. Schwab. personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as Chairman for and on behalf of Charles Schwab & Co., Inc. and acknowledged to me that corporation executed it.

     WITNESS my hand and official seal.


                                                        /S/ Sheila S. Providenza
                                                        ------------------------
                                                        Notary Public


*********************************************
*                 SHEILA S. PROVIDENZA      *
*               NOTARY PUBLIC-CALIFORNIA    *
*                   CITY & COUNTY OF        *
*                    SAN FRANCISCO          *
* My Commission Expires October 13, 1990.   *
*********************************************

OFFICIAL SEAL

STATE OF CALIFORNIA                )
                                   )        ss.
CITY AND COUNTY OF SAN FRANCISCO   )


     On this 25th day of January, 1988, before me, Sheila S. Providenza, the undersigned Notary Public, personally appeared Charles R. Schwab. personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instruments, and acknowledged to me that he executed the same.

     WITNESS my hand and official seal.



                                                        /S/ Sheila S. Providenza
                                                        ------------------------
                                                        Notary Public


*********************************************
*                 SHEILA S. PROVIDENZA      *
*               NOTARY PUBLIC-CALIFORNIA    *
*                   CITY & COUNTY OF        *
*                    SAN FRANCISCO          *
* My Commission Expires October 13, 1990.   *
*********************************************

OFFICIAL SEAL

STATE OF CALIFORNIA                )
                                   )        ss.
CITY AND COUNTY OF SAN FRANCISCO   )


     On this 25th day of January, 1988, before me, Sheila S. Providenza, the undersigned Notary Public, personally appeared Lawrence J. Stupski. personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as President for and on behalf of The Charles Schwab Corporation, Inc. and acknowledged to me that corporation executed it.

     WITNESS my hand and official seal.


                                                        /S/ Sheila S. Providenza
                                                        ------------------------
                                                        Notary Public



*********************************************
*                 SHEILA S. PROVIDENZA      *
*               NOTARY PUBLIC-CALIFORNIA    *
*                   CITY & COUNTY OF        *
*                    SAN FRANCISCO          *
* My Commission Expires October 13, 1990.   *
*********************************************

OFFICIAL SEAL

STATE OF CALIFORNIA                )
                                   )        ss.
CITY AND COUNTY OF SAN FRANCISCO   )


     On this 25th day of January, 1988, before me, Sheila S. Providenza, the undersigned Notary Public, personally appeared Lawrence J. Stupski. personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as President and C.O.O. for and on behalf of the Schwab Holdings, Inc. and acknowledged to me that corporation executed it.

     WITNESS my hand and official seal.


                                                        /S/ Sheila S. Providenza
                                                        ------------------------
                                                        Notary Public



*********************************************
*                 SHEILA S. PROVIDENZA      *
*               NOTARY PUBLIC-CALIFORNIA    *
*                   CITY & COUNTY OF        *
*                    SAN FRANCISCO          *
* My Commission Expires October 13, 1990.   *
*********************************************

OFFICIAL SEAL